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                                                                    Exhibit 10.1

[ITXC logo]

                                                              October 26, 2001


Edward B. Jordan
Chief Financial Officer
ITXC Corp.
750 College Road East
Princeton, New Jersey 08540

Dear Ed:


This letter amendment is to document an offer I made to the Board of Directors of ITXC Corp. (the "Company") and which they accepted. The purpose of this proposal is to allow me to demonstrate to employees the depth of my commitment to the Q1 2002 EBITDA goal and my confidence that we can attain it. I therefore am willing to forgo my salary during the first quarter if we don't meet that goal. I have not asked for nor would I accept any alternative or extra remuneration of any kind for this action.

The mechanism is to amend the Second Amended and Restated Employment Agreement dated as of February 1, 2000 between the Company and myself (the "Agreement") solely with respect to amounts to be paid to me for services rendered during the first calendar quarter of the year 2002 ("1Q2002"). Except as specifically modified stated herein, all terms and conditions of the Agreement remain in full force and effect and, except as otherwise defined herein, all terms defined in the Agreement shall have the same meaning in this letter.

I volunteer irrevocably that the Base Salary payable to me under Section 2.01(a) of the Agreement for services rendered during 1Q2002 shall be reduced to one dollar ($1.00) per month unless the Company shall report that the Company is EBITDA positive for the 1Q2002 reporting period in accordance with its normal accounting practices. In the event that the Company is EBITDA positive for that period, I will be paid in full, retroactively, the Base Salary to which I would otherwise have been entitled for 1Q2002 in the absence of the letter amendment. Notwithstanding the above, the retroactive amount paid to me shall in no case exceed that amount which would enable to the Company to remain EBITDA positive for 1Q2002 after the retroactive payment. Similarly, no bonus payment will be made to me attributable to 1Q2002, except to the extent that the Company is EBITDA positive for 1Q2002 after such payment.

Subsequent to the completion of any payments relating to 1Q2002, this letter amendment shall be of no further force and effect.



                                            Sincerely yours,

                                            /s/ Tom Evslin
                                            --------------------------
                                               Tom Evslin



ACCEPTED AND AGREED:
ITXC Corp.


By:   /s/ Edward B. Jordan
      ----------------------------
         Edward B. Jordan
         Chief Financial Officer